Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

BY AND AMONG

LOGAN RIDGE FINANCE CORPORATION,

JMP CAPITAL LLC,

JMP GROUP INC.,

PORTMAN RIDGE FINANCE CORPORATION,

MEDALIST PARTNERS HARVEST MASTER FUND, LTD.

AND

ALTERNATIVE CREDIT INCOME FUND

DATED AS OF OCTOBER 22, 2021

i

6.7 No Broker	14
6.8 Status of Buyers	14
6.9 Subordinated Notes	15
6.10 Limitations; No Other Representations or Warranties	15

ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS	16
7.1 Accuracy of Representations and Warranties	16
7.2 No Restraint or Litigation	16
7.3 Obligations Performed	16
7.4 Delivery of Closing Documents	16

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS	16
8.1 Accuracy of Representations and Warranties	16
8.2 No Restraint or Litigation	17
8.3 Obligations Performed	17
8.4 Delivery of Closing Documents	17

ARTICLE 9 ADDITIONAL AGREEMENTS	17
9.1 Notices; Post-Closing Remittances; Correspondence; Further Assurances	17
9.2 Taxes	18
9.3 Shelf Registration Statement	19

ARTICLE 10 INDEMNIFICATION	21
10.1 Indemnification	21
10.2 Limitations on Indemnification	21
10.3 Notice of Claims	21
10.4 Third Party Claims	22
10.5 General	22
10.6 Survival of Representations and Warranties	22

ARTICLE 11 GENERAL PROVISIONS	23
11.1 Confidential Nature of Information	23
11.2 No Partnership	23
11.3 No Public Announcement	23
11.4 Notices	24
11.5 Successors and Assigns	25
11.6 Access to Records After the Closing	25
11.7 Entire Agreement; Exhibits and Schedules; Amendments	26
11.8 Interpretation	26
11.9 Waivers	26
11.10 Expenses	26
11.11 Partial Invalidity	26
11.12 Execution in Counterparts	26
11.13 Further Assurances	27

ii

11.14 Governing Law	27
11.15 Jurisdiction; Service of Process; Waiver of Jury Trial	27
11.16 Resolution of Conflicts	27
11.17 Specific Performance	27
11.18 Non-recourse	28

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October 22, 2021, is made by and among Logan Ridge Finance Corporation, a Maryland corporation (“LRF”), JMP Capital LLC, a Delaware limited liability company (“JMP Capital”), JMP Group Inc., a Delaware corporation (“JMP Group” and, together with JMP Capital, “Sellers”), Portman Ridge Finance, a Delaware corporation (“PTMN”), Medalist Partners Harvest Master Fund, Ltd., a Cayman Islands corporation (“Medalist”) and Alternative Credit Income Fund, a Delaware statutory trust (“ACIF,” and together with LRF and PTMN, the “Buyers”). The parties hereto may be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Sellers are currently the owner of the Subordinated Notes (as defined below), with JMP Group owning the CLO IV Junior Subordinated Notes (as defined below) and JMP Capital owning the CLO V Junior Subordinated Notes (as defined below);

WHEREAS, Sellers desire to sell the Subordinated Notes to the Buyers, and the Buyers desires to purchase the Subordinated Notes, on the terms and subject to the conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS; MATTERS OF CONSTRUCTION

1.1    Definitions

. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

“Buyers” has the meaning specified in the preamble to this Agreement.

“Buyer Confidential Information” has the meaning specified in Section 11.1(a).

“Buyer Indemnified Parties” has the meaning specified in Section 10.1.

“Buyer Fundamental Representations” means the representations and warranties of Buyer contained in Sections 6.1 and 6.2.

“Cash Purchase Price” has the meaning specified in Section 3.1.

“CLO IV” means (i) JMP Credit Advisors CLO IV Ltd., an exempt company incorporated under the laws of the Cayman Islands, and (ii) JMP Credit Advisors CLO IV LLC, a Delaware limited liability company.

“CLO V” means (i) JMP Credit Advisors CLO V Ltd., an exempt company incorporated under the laws of the Cayman Islands, and (ii) JMP Credit Advisors CLO V LLC, a Delaware limited liability company.

“CLO IV Indenture” means the indenture, dated June 29, 2017, by and between CLO IV and the Trustee, as supplemented and amended as of the date hereof.

“CLO V Indenture” means the indenture, dated July 26, 2018, by and between CLO V and the Trustee, as supplemented and amended as of the date hereof.

“CLO IV Junior Subordinated Notes” means the definitive, fully registered junior subordinated notes issued pursuant to the CLO IV Indenture and having the characteristics of Section 2.3 thereof.

“CLO V Junior Subordinated Notes” means the definitive, fully registered junior subordinated notes issued pursuant to the CLO V Indenture and having the characteristics of Section 2.3 thereof.

“Closing” has the meaning specified in Section 4.1.

“Closing Date” has the meaning specified in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock Consideration” has the meaning specified in Section 3.1.

“Consent” means, with respect to any Subordinated Notes, any consent of the Obligor and/or the administrative agent or other party required to sell, assign, transfer, convey or deliver such Subordinated Notes.

“Contract Files” means with respect to the Subordinated Notes, the fully executed original of each of the Subordinated Notes and the other Transaction Documents.

“Court Order” means any judgment, order, decision, award, injunction, ruling, subpoena, verdict or decree of any foreign, federal, state or local court, tribunal or Governmental Body and any award in any arbitration proceeding.

“Deferred Consent” has the meaning specified in Section 2.3(a).

“Deferred Item” has the meaning specified in Section 2.3(a).

“Encumbrance” means any lien, security interest, mortgage, pledge, conditional sale or other title retention agreement, adverse claim, or other encumbrance.

“Filing Deadline” has the meaning set forth in Section 9.3(a).

“Form N-2 Shelf” has the meaning set forth in Section 9.3(a).

“Governmental Approval” means the approval, consent, order, authorization of, declaration, filing, or registration with, any Governmental Body.

“Governmental Body” means any foreign, federal, state or local government, court, department, commission, board, bureau, agency or other governmental authority or administrative or regulatory body, any applicable securities or commodities exchange and any other self-regulatory body.

“Governmental Permits” has the meaning specified in Section 5.6.

“Indemnified Party” has the meaning specified in Section 10.3.

“Indemnifying Party” has the meaning specified in Section 10.3.

“Losses” means all losses, damages, liabilities, taxes, diminution of value, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses incurred by a Person.

“Obligor” means (i) any Person who owes payments under the Subordinated Notes.

“Parties” has the meaning specified in the preamble to this Agreement.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, business trust, joint venture, association or other entity or Governmental Body.

“Post-Closing Tax Period” means any taxable period beginning after the Closing or, with respect to Straddle Period, the portion of such Straddle Period beginning after the Closing.

“Pre-Closing Tax Period” means any taxable period ending at or prior to the Closing or, with respect to any Straddle Period, the portion of such Straddle Period ending at the Closing.

“Purchase Price” has the meaning specified in Section 3.1.

“Registration Statement” means any registration statement of PTMN filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form N-14 or any successor form thereto.

“Required Consent” has the meaning specified in Section 2.3(a).

“Requirements of Law” means any federal, state or local law, statute, regulation, rule, code, ordinance or Court Order enacted, adopted, issued or promulgated by any Governmental Body, including laws pertaining to usury and other laws applicable to banking institutions and banking activities, in each case together with the rules and regulations promulgated thereunder.

“Schedule of Transferred Assets” means the schedule attached hereto as Schedule 1.1 identifying each of the Subordinated Notes to which each Seller’s right, title and interest under the related Transaction Documents are being transferred to Buyers and such additional information with respect to each such Subordinated Note as Buyers may reasonably require.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Sellers” has the meaning specified in the preamble to this Agreement.

“Sellers Fundamental Representations” means the representations and warranties of Seller contained in Sections 5.1, 5.2, 5.4(a), 5.4(b), 5.7, 5.8 and 5.9.

“Shares” have the meaning set forth in Section 3.1.

“Straddle Period” means any taxable period beginning before the Closing and ending after the Closing.

“Subordinated Notes” means, collectively, the CLO IV Junior Subordinated Notes and the CLO V Junior Subordinated Notes.

“Suspension Period” has the meaning set forth in Section 9.3(d).

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax, and any amendments thereto.

“Transaction Documents” means, with respect to each Subordinated Note, the indentures governing each Subordinated Note, the final offering circulars relating to the offer and sale of each Subordinated Note and other securities and notes by CLO IV and CLO V, the collateral management agreements that each of CLO IV and CLO V have entered into with Medalist Partners, LP or one of its Affiliates and the other instruments and documents affecting each Seller’s ownership and economic rights with respect to each such Subordinated Note, each as in effect as of the Closing Date.

“Transfer Taxes” means, collectively, all federal, state, local foreign transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees.

“Trustee” means U.S. Bank National Association.

1.2    Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun shall be deemed to cover all genders. The word “or” is used in the inclusive sense of “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references: to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof; to any person or entity shall mean and include the successors and permitted assigns of such person or entity; “to,” “including” and “include” shall be understood to mean “including, without limitation”; or to the time of day shall mean the time on the day in question in New York, New York, unless otherwise expressly provided in this Agreement.

ARTICLE 2

PURCHASE AND SALE

2.1    Subordinated Notes. Upon the terms and subject to the conditions of this Agreement, JMP Group hereby agrees to and does sell, transfer, assign, convey and deliver to each Buyer, and each Buyer hereby agrees to and does purchase, severally and not jointly, the aggregate principal amount of the CLO IV Junior Subordinated Notes set forth opposite each of their respective names in Schedule 1.1 hereto. Upon the terms and subject to the conditions of this Agreement, JMP Capital hereby agrees to and does sell, transfer, assign, convey and deliver to each Buyer, and each Buyer hereby agrees to and does purchase, severally and not jointly, the aggregate principal amount of the CLO V Junior Subordinated Notes set forth opposite each of their respective names in Schedule 1.1 hereto.

2.2    True Sale. The Parties expressly intend that the purchase and sale transaction contemplated by this Agreement shall constitute an absolute conveyance of the Subordinated Notes to Buyers without recourse, except as expressly provided in this Agreement (including without limitation in Article 10).  In furtherance of the foregoing, at Closing each Seller shall update its books and records to reflect the fact that the Subordinated Notes have been sold and that each Seller no longer retains any ownership interest therein.  The Parties agree not to take any action inconsistent with such treatment.

2.3    Nonassignable Contracts.

(a)    Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.3, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyers of any Subordinated Notes would result in a violation of any Requirements of Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Body) (a “Required Consent”), and such Required Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof (a “Deferred Item”); provided, however, that the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof, provided that if an agreement to assign or transfer a Deferred Item, other than any Deferred Item subject to a Required Consent (a “Deferred Consent”), is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that Buyers would not receive all such rights, then, in each such case, (i) the Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (ii) from and after the Closing, Sellers and Buyers will cooperate, in all reasonable respects, to seek to obtain such Deferred Consent as soon as practicable after the Closing, provided that neither Sellers nor Buyers shall be required to make any payments or agree to any undertakings in connection therewith, and (iii) until such Deferred Consent is obtained, Sellers and Buyers will cooperate, in all reasonable respects, to provide to Buyers the benefits under the Deferred Item to which such Deferred Consent relates (with Buyers entitled to all the benefits and subject to all of the obligations thereunder arising from and after the Closing except for any obligations arising from or related to (1) any material breach or violation thereunder prior to the Closing or any act or omission prior to the Closing that would have constituted a material breach or violation thereunder upon notice or passage of time or (2) a material breach of any representation, warranty, covenant or agreement of Sellers in this Agreement). Following the Closing, each of Sellers and Buyers shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations on the Subordinated Notes or to obtain in writing the unconditional release of all parties to such arrangements; provided, however, that neither Sellers nor Buyers shall be required to pay any consideration therefor and Buyers shall not be required to assume any liability in connection therewith, except Buyers shall be responsible for any fees charged by the administrative agent in connection with the obtaining of any Required Consent. Once such Required Consent is obtained, Sellers shall sell, assign, transfer, convey and deliver to Buyers the relevant Subordinated Notes to which such Required Consent relates for no additional consideration.

(b)    To the extent that any Subordinated Notes cannot be transferred to Buyers following the Closing pursuant to this Section 2.3, Buyers and Sellers shall use commercially reasonable efforts to enter into such arrangements to provide to the parties the economic and, to the extent permitted under Requirements of Law, operational equivalent of the transfer of such Subordinated Notes, as the case may be, to Buyers as of the Closing. To the extent permitted under Requirements of Law, Sellers shall, at Buyers’ expense, hold in trust for and pay to Buyers promptly upon receipt thereof, such Subordinated Notes and all income, proceeds and other monies received by Sellers to the extent related to such Subordinated Notes in connection with the arrangements under this Section 2.3. Sellers shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Subordinated Notes.

(c)    To the extent each Required Consent has been obtained: (i) all Subordinated Notes will be transferred to Buyers at Closing; (ii) to the maximum extent practicable, Buyers will operate the Subordinated Notes from and after the Closing Date and receive all revenues and benefits therefrom, and exercise any and all rights of Sellers under such Subordinated Notes; and (iii) Sellers will have no obligations under such Subordinated Notes arising after the Closing Date, and after the Closing Date Buyers will bear all risks regarding the Subordinated Notes.

ARTICLE 3

PURCHASE PRICE

3.1    Purchase Price.  The aggregate consideration for the Subordinated Notes shall be (a) Fourteen Million Eight Hundred Seventy-Seven Thousand and Two Hundred Five Dollars and Seventy-Seven Cents ($14,877,205.77) in cash (the “Cash Purchase Price”) and (b) 556,852 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of PTMN (the “Common Stock Consideration” and, together with the Cash Purchase Price, the “Purchase Price”).

ARTICLE 4

CLOSING

4.1    Closing Date. The closing of the purchase and sale of the Subordinated Notes (the “Closing”) shall take place at 10:00 a.m. (Eastern time) on the second (2nd) Business Day following the date on which the conditions of the Parties set forth in Articles 7 and 8 have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”).  Effective as of 12:01 a.m. on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyers the Subordinated Notes. Notwithstanding anything to the contrary contained herein, in no event shall any interest or other income on the Subordinated Notes inure to the benefit of, or otherwise be payable to, Buyers prior to the Closing Date.

4.2    LRF Deliveries. On the Closing Date, LRF shall:

(a)    pay Seven Million Seven Hundred Fifty Thousand Dollars ($7,750,000.00) of the Cash Consideration to Sellers with respect to its purchase of the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto. Amounts payable by LRF pursuant to this Section 4.2(a) shall be paid by wire transfer of immediately available funds to Sellers;

(b)    deliver to the Trustee a properly completed and signed certificate in the form of Exhibit B4 to each of the CLO IV Indenture and the CLO V Indenture in accordance with Section 2.6(f) (iv) thereof with respect to the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto; and

(c)    deliver a certificate, dated the Closing Date and signed on behalf of LRF by an executive officer of LRF, to the effect set forth in Sections 7.1, 7.2 and 7.3.

4.3    PTMN Deliveries. On the Closing Date, PTMN shall:

(a)    pay One Million Three Hundred Seventy-Seven Thousand and Two Hundred Five Dollars and Seventy-Seven Cents ($1,377,205.77) of the Cash Consideration to Sellers. Amounts payable by PTMN pursuant to this Section 4.3(a) shall be paid by wire transfer of immediately available funds to Sellers;

(b)    deliver the Common Stock Consideration to Sellers, or their designees, in the case of clause (a) above and this clause (b), with respect to its purchase of the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto;

(c)    deliver to the Trustee a properly completed and signed certificate in the form of Exhibit B4 to each of the CLO IV Indenture and the CLO V Indenture in accordance with Section 2.6(f) (iv) thereof with respect to the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto; and

(d)    deliver a certificate, dated the Closing Date and signed on behalf of PTMN by an executive officer of PTMN, to the effect set forth in Sections 7.1, 7.2 and 7.3.

4.4     Medalist Deliveries. On the Closing Date, Medalist shall:

(a)    pay One Million Dollars ($1,000,000.00) of the Cash Consideration to Sellers with respect to its purchase of the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto. Amounts payable by Medalist pursuant to this Section 4.4(a) shall be paid by wire transfer of immediately available funds to Sellers;

(b)    deliver to the Trustee a properly completed and signed certificate in the form of Exhibit B4 to each of the CLO IV Indenture and the CLO V Indenture in accordance with Section 2.6(f) (iv) thereof with respect to the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto; and

(c)    deliver a certificate, dated the Closing Date and signed on behalf of Medalist by an executive officer of Medalist, to the effect set forth in Sections 7.1. 7.2 and 7.3.

4.5    ACIF Deliveries. On the Closing Date, ACIF shall:

(a)    pay Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) of the Cash Consideration to Sellers. Amounts payable by ACIF pursuant to this Section 4.5(a) shall be paid by wire transfer of immediately available funds to Sellers with respect to its purchase of the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto;

(b)    deliver to the Trustee a properly completed and signed certificate in the form of Exhibit B4 to each of the CLO IV Indenture and the CLO V Indenture in accordance with Section 2.6(f) (iv) thereof with respect to the aggregate principal amount of the Subordinated Notes set forth opposite its name in Schedule 1.1 hereto; and

(c)    deliver a certificate, dated the Closing Date and signed on behalf of ACIF by an executive officer of ACIF, to the effect set forth in Sections 7.1. 7.2 and 7.3.

4.6    Sellers’ Deliveries. At the Closing, each Seller shall deliver, or cause to be delivered, to Buyers or its designee, all of the following:

(a)    the Contract Files with respect to the Subordinated Notes to be sold to Buyers at the Closing;

(b)    deliver to the Trustee the Subordinated Notes properly endorsed for assignment to each Buyer in the aggregate principal amount thereof set forth opposite such Buyer’s name in Schedule 1.1 hereto and in accordance with Section 2.6(f)(iv) of the CLO IV Indenture and the CLO V Indenture; and

(c)    deliver a certificate, dated the Closing Date and signed on behalf of Medalist by an executive officer of Medalist, to the effect set forth in Sections 8.1. 8.2 and 8.3.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, severally and not jointly, hereby represents and warrants to Buyers as follows:

5.1    Organization. Each Seller is duly organized, validly existing and in good standing with full power and authority to own the Subordinated Notes and to consummate the transactions contemplated hereby.

5.2    Authority. Each Seller has full power and authority to execute, deliver and perform this Agreement and all related documents, instruments, writings and agreements. All limited liability company or corporate action, as applicable, required to be taken by each Seller to authorize the execution, delivery and performance of this Agreement and all related documents, instruments, writings and agreements has been taken.  This Agreement and all related documents, instruments, writings and agreements, have been duly authorized, executed and delivered by each Seller and are the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3    Consents. None of the execution and delivery of this Agreement or any related documents, instruments, writings and agreements, the consummation of any of the transactions contemplated by such agreements, or compliance by each Seller with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)    Conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a material default, an event of default (or an event which, with notice or lapse of time or both, would constitute an event of default) or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or require any consent or result in the creation or imposition of any Encumbrance upon any of the Subordinated Notes under (i) each Seller’s organizational documents, (ii) any Transaction Document, or any other material agreement or material instrument (other than a Transaction Document) to which a Seller is a party or by which each Seller or its assets is bound with respect to any Subordinated Notes, (iii) any Court Order to which a Seller is a party or by which a Seller is bound with respect to any Subordinated Notes or (iv) any Requirements of Law applicable to Sellers, except, in each case, in the case of clauses (ii), (iii) and (iv), to the extent such breach or default would not have a material adverse effect on the Subordinated Notes or on Sellers’ ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(b)    Other than as required by Section 2.4(f)(iv) of the indentures governing the Subordinated Notes, require the approval, consent, authorization or act of, or the making or giving by Sellers or the Buyers of any notice, declaration, filing, report or registration with, any Person in connection with the execution and delivery by Sellers of this Agreement or the consummation of any of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such approval, consent, or authorization, or to provide any such notice, would not have a material adverse effect on a Seller’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(c)    Require any Governmental Approval.

5.4    Transaction Documents.

(a)    To each Seller’s knowledge, the Transaction Documents contained in each Contract File constitute all Transaction Documents relating to the Subordinated Notes.  The Transaction Documents contained in each Contract File constitute the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Each Seller is not in breach or default in any material respect of its obligations under any of such Transaction Documents contained in each Contract File.

(b)    The Schedule of Transferred Assets is accurate in all material respects as of the Closing Date.

5.5    Other Matters Relating to the Subordinated Notes. To each Seller’s knowledge (without the obligation for further inquiry), there are no actions pending in which one of the Obligors has (i) filed, or consented (by answer or otherwise) to the filing against it, of a petition for relief under any bankruptcy or insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing.

5.6    Governmental Permits. Each Seller owns, holds or possesses those licenses, franchises, permits and other authorizations from Governmental Bodies (the “Governmental Permits”) which were necessary for each Seller to originate (where applicable), and are necessary for each Seller to own, the Subordinated Notes and to carry on and conduct its business relating thereto substantially as currently conducted, except where the failure by each Seller to own, hold or possess any such license, franchise, permit or other authorization would not be reasonably likely to have a material adverse effect on the Subordinated Notes or on each Seller’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

5.7    Title to Subordinated Notes. Each Seller has and, as of the Closing, will transfer to Buyers, good and valid title to all of the Subordinated Notes set forth opposite its name in Schedule 1.1, free and clear of any Encumbrances.

5.8    Compliance; Litigation Relating to the Subordinated Notes.

(a)    Each Seller has complied in all material respects with all Requirements of Law applicable to the Subordinated Notes.

(b)    There are no actions, suits or proceedings pending or, to each Seller’s knowledge, threatened against a Seller by any Obligor or third Person in respect of the Subordinated Notes and there are no actions, suits or proceedings pending in which a Seller is the plaintiff or claimant and which relate to any of the Subordinated Notes.

(c)    There are no actions, suits or proceedings pending or threatened in writing against each Seller which question the legality or propriety of the transactions contemplated by this Agreement.

5.9    No Broker. No agent, broker, finder, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of a Seller or any of its Affiliates, to any broker’s, finder’s or financial advisor’s fee or commission in connection with any of the transactions contemplated by this Agreement.

5.10    Limitations; No Other Representations or Warranties. Except for the representations and warranties contained in this Article 5, neither Sellers nor any other Person on behalf of Sellers makes any express or implied representation or warranty with respect to Sellers, the Subordinated Notes, or with respect to any other information provided to Buyers in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. For the avoidance of doubt, each Seller makes no representations or warranties regarding: (a) the creditworthiness, solvency or financial ability of any Obligor, or (b) any Obligor paying or performing pursuant to the terms of a Subordinated Note.

5.11    Purchase Price Determination. Sellers engaged a third-party valuation service provider (the “Valuation Firm”), to determine the fair value of each Subordinated Note as of September 30, 2021, which amounts, as adjusted to take into account any distributions paid by CLO IV and CLO V subsequent to September 30, 2021, are set forth under the heading “Fair Value” with respect to each Subordinated Note on the Schedule of Transferred Assets. In connection with such engagement, Sellers provided the Valuation Firm its relevant internal models, material reports, and all other relevant material information requested by the Valuation Firm. Each Seller acknowledges that Buyers have relied upon the fair value of each Subordinated Note confirmed by the Valuation Firms in evaluating the Cash Purchase Price and the Common Stock Consideration and approving the price paid to acquire the Subordinated Notes, determined in accordance with Section 3.1 of this Agreement.

5.12    Common Stock Consideration.

(a)    Each Seller understands that the offering and sale of the Shares as part of the Common Stock Consideration are intended to be exempt from registration under the Securities Act and applicable U.S. state securities laws by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and exemptions under applicable U.S. state securities laws. Each Seller understands that PTMN is relying in part upon the truth and accuracy of, and each Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Shares.

(b)    Each Seller acknowledges that (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, (ii) each Seller cannot sell, transfer, or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws; and (iii) neither PTMN nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (except pursuant to Section 9.3 contained herein). Each Seller acknowledges that the Shares shall bear the following restrictive legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF PORTMAN RIDGE FINANCE CORPORATION (THE “COMPANY”) THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH TRANSFER PURSUANT TO CLAUSE (I) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. IN ADDITION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF ANY APPLICABLE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c)    Each Seller (i) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) is able to bear the economic risk associated with the purchase of the Shares, (iii) has such knowledge and experience in financial and business matters so as to be aware of the risks and uncertainties inherent in the purchase of the securities of the type contemplated in this Agreement, and (iv) has independently and without reliance upon PTMN, and based upon such information as each Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement and acquire the Shares.

(d)    Each Seller was offered the Shares through private negotiations, not through any general solicitation or general advertising.

(e)    Each Seller and its representatives, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of PTMN and materials relating to the offer and sale of the Shares that have been requested by each Seller. Each Seller and its representatives, if any, have been afforded the opportunity to ask questions of PTMN or its representatives. Each Seller (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Shares.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYERS

As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Buyers, severally and not jointly, hereby represents and warrants to Sellers as to the matters set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 and PTMN hereby individually represents and warrants to Sellers as to the matter set forth in Section 6.3:

6.1    Organization of Buyers. Each Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to consummate the transactions contemplated hereby.

6.2    Authority of Buyers. Each Buyer has full power and authority to execute, deliver and perform this Agreement. All legal action required to be taken by each Buyer to authorize the execution, delivery and performance of this Agreement has been taken. This Agreement has been duly authorized, executed and delivered by each Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

6.3    Common Stock Consideration. The Shares being issued and sold in connection with the Common Stock Consideration pursuant to this Agreement have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

6.4    Consents. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or thereby nor compliance by each Buyer with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)    Conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a material default, an event of default (or an event which, with notice or lapse of time or both, would constitute an event of default) or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the organizational documents of such Buyer, (ii) any material agreement or material instrument to which such Buyer is a party or by which such Buyer or its assets are bound, (iii) any Court Order to which such Buyer is a party or by which such Buyer is bound or (iv) any Requirements of Law applicable to such Buyer, except, in the case of clauses (ii), (iii) and (iv), to the extent such breach or default would not have a material adverse effect on such Buyer’s ability to purchase the Subordinated Notes.

(b)    Require the approval, consent, authorization or act of, or the making or giving by such Buyer of any notice, declaration, filing, report or registration with, any Person in connection with the execution and delivery by such Buyer of this Agreement or the consummation of any of the transactions contemplated hereby or thereby except to the extent the failure to obtain such approval, consent, or authorization, or to provide any such notice would not have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(c)    Require any Governmental Approval except to the extent the failure to obtain such approval would not have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

6.5    Governmental Permits. Each Buyer owns, holds or possesses all licenses, franchises, permits and other authorizations from a Governmental Body which are necessary to entitle it to execute and perform this Agreement and to acquire the Subordinated Notes, except where the failure by such Buyer to own, hold or possess any such license, franchise, permit or other authorization would not be reasonably likely to have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

6.6    No Violation, Litigation or Regulatory Action. There is no action, suit or proceeding pending against each Buyers and such Buyer has no knowledge of any threatened action, suit or proceeding against such Buyer which questions the legality or propriety of the transactions contemplated by this Agreement.

6.7    No Broker. No agent, broker, finder, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of each Buyer or any of its Affiliates, to any broker’s, finder’s or financial advisor’s fee or commission in connection with any of the transactions contemplated by this Agreement.

6.8    Status of Buyers. Each Buyer (i) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) is able to bear the economic risk associated with the purchase of the Subordinated Notes and the assumption of the obligations thereunder, (iii) has such knowledge and experience in financial and business matters so as to be aware of the risks and uncertainties inherent in the purchase of the Subordinated Notes, and (iv) has independently and without reliance upon Sellers, and based upon such information as such Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement and acquire the Subordinated Notes, except that such Buyer has relied upon Sellers’ express representations, warranties, covenants, agreements and indemnities in this Agreement.

6.9    Subordinated Notes.

(a)    Each Buyer understands that the offering and sale of the Subordinated Notes are intended to be exempt from registration under the Securities Act and applicable U.S. state securities laws. Each Seller understands that the Sellers are relying in part upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire the Subordinated Notes.

(b)    Each Buyer acknowledges that (i) the Subordinated Notes have not been and are not being registered under the Securities Act or any state securities laws, (ii) each Buyer cannot sell, transfer, or otherwise dispose of any of the Subordinated Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws; and (iii) neither Sellers nor any other person is under any obligation to register the Subordinated Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(c)    Each Buyer was offered the Subordinated Notes through private negotiations, not through any general solicitation or general advertising.

(d)    Each Buyer and its representatives, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the issuers of the Subordinated Notes and materials relating to the offer and sale of the Subordinated Notes that have been requested by each Buyer. Each Buyer (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Subordinated Notes.

6.10    Limitations; No Other Representations or Warranties. Except for the representations and warranties contained in this Article 6, or in any other certificate delivered hereunder or any other Transaction Document, none of the Buyers nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyers, including any representation or warranty arising under any Requirements of Law.

ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS

The obligations of each Buyer to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any or all of which may, to the extent legally permissible, be waived in each Buyer’s sole discretion:

7.1    Accuracy of Representations and Warranties. Each Seller Fundamental Representation shall be true and correct in all respects on the Closing Date; each of the other representations and warranties of each Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date), except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct as of such earlier date).

7.2    No Restraint or Litigation. No action, suit, claim, investigation or proceeding shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

7.3    Obligations Performed. Each Seller shall have performed and complied in all material respects with all of the obligations and agreements required by this Agreement required to be performed or complied with by it prior to or on the Closing Date.

7.4    Delivery of Closing Documents. Each Seller shall have delivered to Buyer each document to be delivered pursuant to Section 4.6, together with such other documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of each Seller to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions any or all of which may, to the extent legally permissible, be waived in each Seller’s sole discretion:

8.1    Accuracy of Representations and Warranties. There shall have been no material breach by any Buyer in the performance of any of its covenants and agreements herein; each Buyer Fundamental Representation shall be true and correct in all respects on the Closing Date; each of the other representations and warranties of each Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date), except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct as of such earlier date).

8.2    No Restraint or Litigation. No action, suit, claim, investigation or proceeding shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

8.3    Obligations Performed. Each Buyer shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.4    Delivery of Closing Documents. Each Buyer shall have delivered to Sellers each document to be delivered pursuant to Sections 4.2, 4.3, 4.4 and 4.5, as applicable, together with such other documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE 9

ADDITIONAL AGREEMENTS

9.1    Notices; Post-Closing Remittances; Correspondence; Further Assurances.

(a)    Promptly following the Closing, Sellers shall give notice to all necessary parties, in form and substance reasonably acceptable to Buyers, notifying them of the sale of the Subordinated Notes to Buyers and shall provide them with information regarding the account(s) to which all payments due and to become due under the Transaction Documents shall be made following the Closing Date. Buyers agrees to cooperate with Sellers in all respects in connection with the foregoing and shall promptly provide Sellers with such information as it may require in connection with providing such notices.

(b)    Amounts which are paid in respect of the Subordinated Notes and are received by Sellers following the Closing shall be received by Sellers as agent, in trust for and on behalf of Buyers and Sellers shall pay promptly but in any event no later than three Business Days all of such amounts over to Buyers and shall provide Buyers information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto.

(c)    Following the Closing, to the extent that Sellers receive (and Buyers do not also receive) any mail (including electronic mail) or other correspondence or materials relating to Subordinated Notes sold to Buyers at the Closing (other than any internal mail, correspondence, or materials generated by a Seller itself), Sellers shall promptly forward such mail, correspondence, or other materials to Buyers.

(d)    Sellers shall use commercially reasonable efforts to execute such other assignments, novations, transfer documents, instruments of further assurance (including without limitation, if and to the extent necessary, lost certificate affidavits and related indemnities), approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Subordinated Notes to Buyers and the consummation of the other transactions contemplated hereby. Any other assignments, in particular any additional assignments of any lien instruments, any transfer documents, instruments of further assurance, approvals and consents as may be desired by Buyers to complete, ensure and perfect the sale, transfer and conveyance of the Subordinated Notes to Buyers and the consummation of the other transactions contemplated hereby shall be prepared by Buyers, at Buyers’ expense, and submitted to the Sellers for execution, if necessary, within one year after the Closing Date. Buyers shall be responsible for the preparation and filing of, and any costs associated with the preparation of such additional assignments and for any costs or filing fees associated with the recording of such additional assignments. In addition, without in any way limiting the foregoing, and without in any way adversely affecting Buyers’ right to indemnification under Article 10, from and after the Closing Sellers shall, at the request of Buyers, cooperate with Buyers and take such steps as may be necessary to cure any deficiencies in the Transaction Documents.

9.2    Taxes.

(a)    Each Seller shall be liable for and shall pay all of its Taxes (whether assessed or unassessed) applicable to the Subordinated Notes, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, irrespective of when such Taxes are filed or paid. Buyers shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Subordinated Notes attributable to periods (or portions thereof) beginning after the Closing Date, irrespective of when such Taxes are filed or paid.

(b)    Each Seller agrees to furnish or cause to be furnished, upon reasonable request from Buyers, as soon as reasonably practicable, such information and assistance relating to the Subordinated Notes (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any tax authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax related to the Pre-Closing Tax Period. Sellers and Buyers shall use commercially reasonable efforts to cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Subordinated Notes for any Pre-Closing Tax Period.

(c)    Sellers shall pay all income, gains or similar Taxes imposed on it relating to the transactions contemplated by this Agreement.

(d)    Buyers shall pay all Transfer Taxes incurred in connection with this Agreement and the other Transaction Documents.  Sellers, on the one hand, and Buyers, on the other hand, shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and shall cooperate with each other Party respect thereto as necessary).

(e)    Sellers, on the one hand, and Buyers, on the other hand, shall provide reimbursement for any Tax which is the responsibility of such party in accordance with the terms of this Section 9.2 and which is paid by the other party. Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of the other party, although failure to do so will not relieve the other party from its liability hereunder.

(f)    In the case of any Taxes (other than Transfer Taxes) that are payable for a Straddle Period, the portion of such Taxes that are allocable to the Pre-Closing Tax Period shall be equal to the portion of such Tax that would have been payable if the relevant taxable period ended at the Closing. Taxes allocable to the Post-Closing Tax Period shall be construed accordingly.

(g)    Nothing herein shall be construed as obligating Sellers or Buyers in any way to pay Taxes which are the liability of an Obligor.

(h)    Buyers and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) any withholding Taxes or other amounts required under the Code or any applicable law to be deducted and withheld. To the extent any such amounts are so deducted and withheld and paid over to the appropriate Governmental Body or other appropriate Person, such amounts will be treated for all purposes of this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) as having been paid to Sellers or any other Person in respect of which such deduction and withholding was made.

9.3    Shelf Registration Statement.

(a)    Not later than November 5, 2021 (the “Filing Deadline”), PTMN shall file a Registration Statement on Form N-2 covering the resale of all of the Shares by Sellers on a delayed or continuous basis (the “Form N-2 Shelf”).

(b)    Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Form N-2 Shelf to be declared effective under the Securities Act no later than the 45th calendar day following the Filing Deadline, and shall use its reasonable efforts to keep such Form N-2 Shelf continuously effective under the Securities Act until the date that all Shares covered by such Registration Statement have been disposed by Sellers or until such time as all such Shares can be sold pursuant to Rule 144 under the Securities Act without volume or manner of sale restrictions thereunder.

(c)    PTMN shall notify Sellers by e-mail of the effectiveness of the Form N-2 Shelf on the same Business Day that PTMN telephonically confirms effectiveness with the SEC. PTMN shall file a final prospectus with the SEC to the extent required by Rule 424 under the Securities Act. The “Plan of Distribution” section of such Form N-2 Shelf shall provide for permitted means of disposition of the Shares, including agented transactions, sales directly into the market, and purchases or sales by brokers.

Notwithstanding any other provision contained herein, PMTN shall have the right but not the obligation to suspend the use by Sellers of the Form N-2 Shelf for a period of up to 45 days:

(i)    if an event occurs as a result of which the Form N-2 Shelf and any related prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Form N-2 Shelf, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the rules thereunder;

(ii)    upon issuance by the SEC of a stop order suspending the effectiveness of any Form N-2 Shelf or the initiation of legal proceedings with respect to such Form N-2 Shelf under Section 8(d) or 8(e) of the Securities Act;

(iii)    if PTMN believes that any such registration or offering (A) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of PTMN or (B) would require PTMN, under applicable securities laws and other laws, to make disclosure of material, non-public information that would not otherwise be required to be disclosed at that time and PTMN believes in good faith that such disclosures at that time would not be in PTMN’s best interests;

(iv)    PTMN elects at such time to offer its equity securities to (A) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (B) meet rating agency and other capital funding requirements; or

(v)    if PTMN is pursuing a primary underwritten offering of Common Stock pursuant to a Registration Statement (any such period contemplated by (i)-(v), a “Suspension Period”).

In no event shall PTMN declare a Suspension Period more than four times in any 12-month period or for more than an aggregate of 75 days in any 12-month period. PTMN shall give written notice to Sellers of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period.

PTMN may require Sellers to furnish to PTMN such information regarding the distribution of the Shares and such other information relating to Sellers and its ownership of the Shares as PTMN may from time-to-time reasonably request in writing (provided that such information shall be used only in connection with such registration). Sellers agree to furnish such information to PTMN and to cooperate with PTMN as reasonably necessary to enable PTMN to comply with the provisions of this Section 9.3.

All expenses incurred in connection with Form N-2 Shelf or registered offering covering the Shares, including all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, the fees and expenses of PTMN’s legal counsel and transfer agent’s fees, will be borne by PTMN. However, the fees and expenses of any attorneys for Sellers in connection with the Form N-2 Shelf and underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of Sellers (and any Taxes related thereto) will be borne by Sellers.

ARTICLE 10

INDEMNIFICATION

10.1    Indemnification. From and after the Closing and subject to the limitations of this Article 10, Sellers shall indemnify, severally and not jointly, and hold Buyers and their Affiliates, its and their respective successors and assigns, and in each such case its and their respective present or former directors, officers, shareholders, employees and agents (“Buyer Indemnified Parties”) harmless from and against any and all Losses at any time incurred by any Buyer Indemnified Party in connection with, resulting from, related to or arising from:

(a)    any material breach by a Seller of any of its representations or warranties in this Agreement or in any other agreement entered into in connection with this Agreement;

(b)    any material breach or nonfulfillment of any agreement or covenant to be performed by Seller pursuant to this Agreement or in any other agreement entered into in connection with this Agreement; or

(c)    any claim by an Obligor or a third party in connection with a Seller’s performing any transactions under the Transaction Documents prior to or at the Closing Date.

Notwithstanding anything to the contrary contained in this Agreement, each Seller has not made any representations or warranties, and therefore provides no indemnification, regarding: (i) the creditworthiness, solvency or financial ability of any Obligor with respect to the Subordinated Notes, or (ii) any Obligor’s paying or performing pursuant to the terms of any Subordinated Notes.

10.2    Limitations on Indemnification. Notwithstanding any provision in this Agreement to the contrary, all Losses for which any Indemnified Party would otherwise be entitled to indemnification under Section 10.1 shall be reduced by the amount of insurance proceeds, indemnification payments and other third-party recoveries actually realized in respect of any Losses incurred by such Indemnified Party. In the event any Indemnified Party is entitled to any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses for which such Indemnified Party is entitled to indemnification pursuant to Section 10.1, such Indemnified Party shall use reasonable efforts to obtain, receive or realize such proceeds, benefits, payments or recoveries. In the event that any such insurance proceeds, indemnification payments or other third-party recoveries are realized by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnification payments or other third-party recoveries relate, the Indemnified Party shall promptly remit all or the relevant portion of such indemnification payment to the Indemnifying Party.

10.3    Notice of Claims. Promptly upon the sooner to occur of (a) a party’s acquisition of knowledge of facts or circumstances which could serve as the basis for a claim under this Article 10, or (b) receipt of notice of any claim, demand or assessment or the commencement of any suit, action, arbitration or proceeding in respect of which indemnity may be sought on account of the indemnity agreement contained in this Article 10, the party seeking indemnification (the “Indemnified Party”) shall give written notice to the party obligated to provide indemnification to such Indemnified Party (the “Indemnifying Party”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based and within sufficient time to respond to such claim or answer or otherwise plea in such action; provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

10.4    Third Party Claims. In the event that any Person not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any Losses to one party hereto of the kind for which such party is entitled to indemnification pursuant to this Article 10, then, after written notice is provided by the Indemnified Party, the Indemnifying Party shall have the option, at its expense, to provide legal counsel for the Indemnified Party (such counsel shall be reasonably satisfactory to the Indemnified Party) to defend any such demand, claim or lawsuit. In effecting the settlement of any such demand, claim or lawsuit, an Indemnified Party shall act in good faith, shall consult with the Indemnifying Party and shall enter into only such settlement as the Indemnifying Party shall approve, which approval shall not be unreasonably withheld or delayed. The Indemnifying Party may settle any third-party claim without the consent of the Indemnified Party provided that such settlement provides for a release of the Indemnified Party with respect to all such third-party claims and does not contain any restriction on the activities of the Indemnified Party or any finding of fault. Each party will cooperate with the other party in connection with any claim, make personnel, books and records relevant to such claim available to the other party, and grant such authorizations or limited powers of attorney to the agents, representatives and counsel of such other party as such party may reasonably consider desirable in connection with the defense of any such claim.

10.5    General. The Indemnified Party shall be obligated in connection with any claim for indemnification under this Article 10 to use commercially reasonable efforts to mitigate all Losses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses. In addition, in the event that a claim is made against an Indemnified Party by a third-party and (i) an Indemnifying Party incurs costs or expenses for indemnification under this Article 10 in connection therewith, and (ii) any of such costs or expenses are chargeable by such Indemnified Party to a Obligor (whether pursuant to contractual indemnification or otherwise), the Indemnified Party agrees to use reasonable commercial efforts to obtain such chargeable amounts from such Obligor and remit such amounts to the Indemnifying Party promptly after receipt thereof.

10.6    Survival of Representations and Warranties. The representations, warranties and covenants of the Parties contained in this Agreement or in any agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing.

ARTICLE 11

GENERAL PROVISIONS

11.1    Confidential Nature of Information.

(a)    Following the Closing Date, each Seller agrees that it will, and will cause its Affiliates and its and their respective officers, directors, employees and representatives to (i) maintain the confidential nature of all non-public documents, materials and other information related to the Subordinated Notes (the “Buyer Confidential Information”), (ii) ensure that, without the Buyers’ prior written consent, such Buyer Confidential Information is not communicated to any third Person (other than to a Seller, its Affiliates, any direct or indirect investor in a Seller, or any of its or their respective counsel, accountants or financial advisors) and (iii) not use any Buyer Confidential Information in any manner whatsoever except solely for the purpose of complying with Requirements of Law.

(b)    The obligations contained in Section 11.1(a) shall not (i) preclude communications or disclosures necessary to comply with accounting and SEC disclosure obligations or the rules and regulations of any applicable securities exchange including, without limitation, the filing of this Agreement and any required Form 8-K with the SEC or any applicable securities exchange or (ii) apply to any information (x) which is or becomes available to the public other than as a result of disclosure by Sellers or their agents or Buyers or their agents, as applicable, in violation of their obligations hereunder, (y) which is required to be disclosed in order to obtain a Consent or (z) which is required to be disclosed under applicable law or judicial process, or to any Governmental Body having regulatory authority over Sellers or Buyers or their respective Affiliates, as applicable, and not otherwise covered by clause (i) of this Section 11.1(b), but only to the extent it must be disclosed; provided, that the disclosing party shall notify the non-disclosing party of such obligation promptly in order to permit the non-disclosing party to seek an appropriate protective order or similar protective treatment thereof.

11.2    No Partnership. Nothing herein shall be construed as creating a partnership, joint venture or agency relationship between Buyers, on the one hand, and Sellers, on the other hand.

11.3    No Public Announcement. No Party, without the approval of the other Parties hereto, shall make any press release or other general public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their respective commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures to employees and as necessary to implement the provisions of this Agreement or to comply with accounting and/or SEC disclosure obligations or the rules and regulations of any applicable securities exchange including, without limitation, the filing of this Agreement and any required Form 8-K with the SEC or any applicable securities exchange. Before any public announcement is made with respect to this Agreement or the transactions contemplated by this Agreement, to the extent practicable, each Party will use its commercially reasonable efforts to first provide the other Parties the content of all proposed disclosure and the basis for such disclosure. The Parties agree to cooperate, from time to time, in connection with the preparation and release of press releases, analysts’ reports and the like.

11.4    Notices. All notices required under this Agreement shall be in writing and shall be given upon: (a) personal delivery (including delivery by overnight courier) of the written notice; (b) when sent by electronic mail (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) during a Business Day (or on the next Business Day if sent after 5:00 p.m., Eastern time, or on any non-Business Day); or (c) if sent via United States mail, the third day following mailing, certified mail, return receipt requested, postage prepaid and appropriately addressed. Such addresses shall be:

If to Sellers, to:

JMP Group LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Attn: Walter Conroy
Email:

If to LRF, to:

Logan Ridge Finance Corporation
650 Madison Avenue, 23rd Floor
New York, New York 10022
Attn: Matthew Rosencrans and Dan Gilligan
Email: Matthew.Rosencrans@bcpartners.com and Dan.Gilligan@bcpartners.com

If to PTMN, to:

Portman Ridge Finance Corporation
650 Madison Avenue, 23rd Floor
New York, New York 10022
Attn: Matthew Rosencrans and Dan Gilligan
Email: Matthew.Rosencrans@bcpartners.com and Dan.Gilligan@bcpartners.com

If to Medalist, to:

Medalist Partners Harvest Master Fund, Ltd.
777 Third Avenue, Suite 1402
New York, New York 10017
Attn: Greg Garone
Email: Greg.Garone@medalistpartners.com

If to AIF, to:

Alternative Income Credit Fund
650 Madison Avenue, 23rd Floor
New York, New York 10022
Attn: Matthew Rosencrans and Dan Gilligan
Email: Matthew.Rosencrans@bcpartners.com and Dan.Gilligan@bcpartners.com or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with this Section 11.4.

11.5    Successors and Assigns. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Except as it relates to the Persons entitled to indemnification under Article 10, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions of this Agreement, and this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective permitted successors and assigns. No Party may assign its rights and/or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that the foregoing shall in no way restrict Buyers’ ability to sell, pledge or otherwise transfer any of the Subordinated Notes or its rights under this Agreement in compliance with all applicable securities laws without the consent or involvement of Sellers; provided, further, however, the rights of Sellers under Section 9.3 of this Agreement may be assigned (but only with all related obligations) by Sellers to (a) an Affiliate of Sellers or (b) any other transferee of at least one percent (1%) of the Shares held by Sellers as of the date hereof so long as (x) PTMN is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Shares with respect to which such rights are being transferred.

11.6    Access to Records After the Closing.

(a)    Each Buyer agrees that, subject to applicable Requirements of Law, on and after the Closing Date it will permit Sellers and their representatives (at Sellers’ sole cost and expense), during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of Buyers, to have access to and to examine and take copies of any materials relating to the Subordinated Notes in the possession of Buyers and not already in the possession of or available to Sellers in the event that Sellers or an Affiliate of Sellers is named as party in, or is threatened with, any litigation or similar proceeding in connection with any Subordinated Notes or to the extent that Sellers may require such access in connection with any Tax, regulatory, accounting, corporate or similar matter relating to any Subordinated Notes or its transfer hereunder.

(b)    Sellers agree that, subject to applicable Requirements of Law, on and after the Closing Date it will permit Buyers and its representatives (at Buyers’ sole cost and expense), during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of Buyers, to have access to and to examine and take copies of any Contract Files in the possession of Sellers and not already in the possession of or available to Buyers in the event that such Buyers or an Affiliate of Buyers is named as party in, or is threatened with, any litigation or similar proceeding in connection with any Subordinated Notes or to the extent that Buyers may require such access in connection with any Tax, regulatory, accounting, corporate or similar matter relating to any Subordinated Notes or its transfer hereunder.

11.7    Entire Agreement; Exhibits and Schedules; Amendments. This Agreement and the schedule referred to herein and the other documents referred to herein contain the entire understanding and agreement of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, inducements, understandings, disclosures, correspondence, offering memoranda or letters of intent between or among any of the Parties hereto, whether expressed or implied, oral or written, regarding the same subject matter. The schedules attached hereto is incorporated into this Agreement and by this reference made a part hereof. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

11.8    Interpretation. Article titles and section headings are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedule referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

11.9    Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provisions of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

11.10    Expenses. Except as specifically set forth herein, each Party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of its counsel and accountants.

11.11    Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provisions shall be ineffective to the extent, but only to the extent, of such invalid, illegal or unenforceable provisions or other provisions hereof.

11.12    Execution in Counterparts. This Agreement may be executed in two or more counterparts, including facsimiles thereof and through electronic transmission, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to Sellers and Buyers.

11.13    Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents (including without limitation, if and to the extent necessary, any required lost certificate affidavit and related indemnity) and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.14    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflicts of law provisions thereof.

11.15    Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)    Each Party hereby consents to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan in the City of New York in any proceeding or dispute relating in any way to this Agreement or the transactions contemplated hereby, and agrees that any such proceeding shall be brought by it solely in any such court. Each Party irrevocably waives all claims, objections and defenses that it may have regarding such court’s personal or subject matter jurisdiction, venue or inconvenient forum. Each Party hereby waives personal service of the summons, complaint and other process issued in any such action or proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the other party at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mails proper postage prepaid.

(b)    EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF ANY PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11.16    Resolution of Conflicts. In the event of any inconsistency or conflict between the terms and provisions of this Agreement and the terms and provisions of any document executed by the Parties hereto in connection with this Agreement, the terms and provisions of this Agreement shall control.

11.17    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

11.18    Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon or arising out of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except in the case of fraud and except for parties hereto, no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

LOGAN RIDGE FINANCE CORPORATION

By:         /s/ Ted Goldthorpe
Name:       Ted Goldthorpe
Title:         Authorized Signatory

JMP CAPITAL LLC

By:         /s/ Joseph A. Jolson
Joseph A. Jolson
Chief Executive Officer

JMP GROUP INC.

By:         /s/ Joseph A. Jolson
Joseph A. Jolson
Chairman & Chief Executive Officer

PORTMAN RIDGE FINANCE CORPORATION

By:         /s/ Ted Goldthorpe
Name:       Ted Goldthorpe
Title:         Authorized Signatory

MEDALIST PARTNERS HARVEST MASTER FUND, LTD.

By:         /s/ Gregory P. Richter
Name:       Gregory P. Richter
Title:         CFO/Partner

[Signature Page to Form of Purchase and Sale Agreement]

ALTERNATIVE CREDIT INCOME FUND

By:         /s/ Ted Goldthorpe
Name:       Ted Goldthorpe
Title:         Authorized Signatory

[Signature Page to Form of Purchase and Sale Agreement]